EXHIBIT 99.1

Tuesday, March 20, 2007, Immediate Release
Press Release

SOURCE: Uni-Pixel, Inc.

Uni-Pixel expands its Board of Directors with the addition of Five New
Members providing specific relevant expertise to its leadership

The Woodlands, TX (03/20/07)  —  Uni-Pixel, Inc. (OTCBB:  UNXL), the developer of flat panel color display technology called Time Multiplexed Optical Shutter (“TMOS”), has today announced the appointment of five new members to its Board of Directors (“BOD”) effective March 16th, 2007.  In aggregate the Company’s BOD now consists of seven members. The five new board members are as follows:  Mr. Bruce Berkoff, Mr. Robert Broggi, Mr. Victor Calaba, Mr. Bernard T. Marren, and Mr. Carl J. Yankowski.  These five appointees join the existing board members, Mr. Frank Delape, Chairman, and Mr. Reed Killion, President, of Uni-Pixel, Inc.

The expansion of the UniPixel Board of Directors begins the company’s transition from a development stage company to a licensing company and supplier of key materials for manufacturing of its TMOS technology. The governance experience and expertise the new board members bring to UniPixel include the roles of CEO and Chairman of Fortune 200 companies, executive management of some of the fastest growth technology companies in history, executive management of a multi—billion dollar display company, technology licensing experience, and institutional investment and market experience.

President, Mr. Reed Killion stated “I am very pleased and blessed to have the opportunity to work with individual directors that have such a rich body of industry specific knowledge in support of UniPixel’s key strategies moving forward. The Directors were selected to support UniPixel’s specific managerial and strategic challenges. The addition of the new Directors lends expertise and focus to the company’s most critical strategic initiatives from product development to the execution of its licensing and sub-component manufacturing model.”

Mr. Bruce Berkoff brings outstanding experience from within the display industry to the Uni-Pixel team.  Mr. Berkoff is the founding Chairman of the LCD TV Association which he created as a global nonprofit trade association to help “inform, promote, improve, and connect” the entire supply chain involved with the large and growing multibillion dollar LCD TV industry.  Previously, Mr. Berkoff was the CEO and Chairman of Enuclia Semiconductor, a fabless semiconductor startup in the HDTV video processor space and the Executive Vice-President and Chief Marketing Officer (CMO) of LG.Philips LCD, one of the world’s leading TFT-LCD manufacturers. Before that, Mr. Berkoff served as general manager of Philips Flat Display Systems’ software and electronics business unit in Silicon Valley. He has also held executive management positions at several technology companies, including UMAX Computer Corporation, Radius, and SuperMac Technologies.  Mr. Berkoff is well-known for his visionary keynote addresses, panel chairmanships and other roles at display and electronics industry events, including the Symposium on Information Displays (SID) Business & Investor Conferences, USDC (US Display Consortium) Conferences, DisplayForum Europe, HDTV Forum, Asia SID (ASID), EuroDisplays (ESID), the U.S. Flat Panel Display (US FPD) Conference, the Flat Information Display (FID) Conference and the Consumer Electronics Show (CES) in Las Vegas.   Mr. Berkoff holds undergraduate and graduate degrees in physics and biophysics from Princeton and the University of California, Berkeley, respectively and also has display-related patents both granted and pending in the U.S. and China.

“I am very pleased to become a part of this fine company whose exciting technology sits at the nexus of new component capabilities and vastly growing market needs,” commented Mr. Berkoff.

Mr. Robert Broggi brings institutional investment and market experience to the UniPixel team. Mr. Broggi is Vice President and Director of Technology, Media and Telecommunications Research at Tudor Investment Corporation. Prior to joining Tudor in 2002, he was an Executive Director at Morgan Stanley where he started the firm’s Institutional Technology Sales group. Mr. Broggi is also a non executive director at Plastic Logic and

Netronome Systems, and holds a Bachelor’s Degree from Harvard University.

Mr. Broggi stated, “UniPixel’s TMOS technology has the potential to truly transform the display manufacturing industry.  I am extremely pleased to be involved with such a high quality team of managers and engineers at the company”.

Mr. Victor Calaba brings legal expertise to the UniPixel Board of Directors. Mr. Calaba joined Tudor Investment Corporation in 2003 and focuses on private equity investments. Mr. Calaba holds a JD from Loyola Law School and a Bachelor’s Degree in economics from UCLA

Mr. Bernard Marren brings significant experience in licensing in the technology industry as well as operational experience as a CEO and Chairman of several private and public technology companies.  Mr. Marren is currently the President and CEO of OPTi, Inc., a company that licenses intellectual property for logic chips. He is also the Chairman and Founder of Quorum Systems, Inc., a private fabless semiconductor manufacturing company that develops highly integrated RF transceivers, and a Director of u-Nav Microelectronics Inc., and Microtune, Inc.

In a career that spans more than 40 years, Mr. Marren was both a founder of and the top executive with multiple companies that pioneered new semiconductor technologies. He also served as chief executive with a number of high-tech firms, and is widely regarded for his leadership in sales and marketing, engineering and operations. He has been associated in his career with Western Micro Technology, Inc., Silicon Engineering, Inc., INNO COMM Wireless, American MicroSystems, Inc., and Fairchild Semiconductor.

Extending his executive leadership to the electronics industry as a whole, Mr. Marren was a founder and the first President of the Semiconductor Industry Association. He is also a past President and Chairman of the National Electronic Distributors Association and a past President of the Electronic Industry Show Corporation.  Mr. Marren is a graduate of the Illinois Institute of Technology (BSEE).

Mr. Marren noted, “UniPixel’s TMOS technology has the opportunity to dramatically change the way displays are made”.

Mr. Carl J. Yankowski brings solid-state physics, consumer electronics, branding, and fortune 200 executive experience to the Uni-Pixel team.  Mr. Yankowski was named as Palm, Inc. CEO in December 1999, three months before its $1 Billion + IPO.  He profitably grew the Company to a $2 Billion sales rate, drove unaided awareness to over 65%, and then executed a restructuring after the spring 2001 global economic downturn.  Immediately prior to joining Palm, Mr. Yankowski was CEO of the Reebok Brand, where he led the worldwide Reebok-brand business, a multibillion dollar enterprise that recently merged with Adidas.  During his tenure at Reebok, Mr. Yankowski successfully reorganized the Company for growth, significantly streamlined operations, and improved profitability.  Mr. Yankowski spent over four years at Sony Electronics, Inc. as President and COO where he was responsible for the development and launch of numerous successful products in growing markets and new business categories for Sony, including DVD, CDMA, digital imaging, and VAIO personal computers.  He also oversaw the initial U.S. launch of PlayStation.  Mr. Yankowski led Sony to profitable U.S. revenue growth from $6+ Billion to over $10 Billion, and oversaw a dramatic expansion of U.S. manufacturing.  In an earlier position as Chairman of Polaroid’s Asia Pacific Region, Mr. Yankowski led growth in the business imaging market globally, and set up the Company’s Asia Pacific headquarters.  Mr. Yankowski has held marketing and strategic leadership positions in several other prestigious technology and consumer-products companies, including General Electric Co., Pepsi, Memorex and Procter & Gamble.  Mr. Yankowski earned simultaneous bachelors of Science degrees in electrical engineering materials science and management from Massachusetts Institute of Technology (“MIT”).  He is a Director of Informatica, Avidyne, and several other firms.  He serves or has served on the visiting committee of MIT Media Lab, and on the Boards of the Boston College Carroll School of Business and MIT Sloan School.

Mr. Yankowski stated, “TMOS represents one of the most disruptive technologies I have seen in years. Its market impact could be truly dramatic”.

About Uni-Pixel, Inc.

Uni-Pixel, Inc. is a development stage corporation that has developed, patented, and is working to commercialize a new flat panel color display technology it calls Time Multiplexed Optical Shutter (“TMOS”). The Company’s corporate headquarters are located in The Woodlands, TX. For further information, please see http://www.unipixel.com.

DISCLAIMER

All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1 “Risk Factors” in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006, as well as other public filings with the SEC since such date.

For further information contact:

Uni-Pixel, Inc. Investor Relations:

Antonio Treminio, 281-825-4508

Email: atreminio@unipixel.com